EXHIBIT 10.54

Modification of January 22, 2007 Distribution Agreement (the “Agreement”) Between Lightning Poker, Inc. (“LP”) And Shuffle Master, Inc. (“SMI”).

[Certain confidential information contained in this document, marked "[******]", has been omitted and filed separately with the United States Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.]

As of April 2010, the Agreement was modified in the following respects:

1)           Shuffle Master GmbH & Co KG (“SM Europe”) was added as a party.

2)           SM Europe became the exclusive distributor of LP’s proprietary electronic poker table (the “EPT”) in Europe and Africa. All other exclusivity provisions relating to distribution of the EPTs were terminated.

3)           SM Europe is entitled to retain [******], as defined in paragraph 6 of the Agreement, as the distribution fee. The balance of [******] is to be remitted by SM Europe to LP.

4)           SM Europe took over any and all existing service contracts for EPTs in Europe and Africa, and is entitled to all service revenues from the service contracts.

5)           SM Europe’s purchase of spare parts from LP will be priced at [******].

6)           SM Europe shall build up a spare parts stock of its own in order to supply its customers accordingly. Existing EPTs still owned by LP for spare parts shall not be used for such purpose.

7)           Spare parts taken from incomplete EPTs shall be provided by LP as warranty replacement free of charge. SM Europe shall return to LP defective parts replaced by such spare parts.

8)           SM Europe has the right to assign, sublicense or transfer its rights, duties and obligations assumed under the Agreement to any of SM Europe’s current or future agents, affiliates or subsidiaries.

9)           The modified terms shall continue in effect for five years, but shall be deemed terminated on the same date the Agreement is terminated by a party.